As filed with the Securities and Exchange Commission on March 3, 2005

Registration No. 333-123033

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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AMENDMENT NO. 1 TO

REGISTRATION STATEMENT

ON FORM SB-2

Under

The Securities Act of 1933

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NEXT, INC.

(Name of Small Business Issuer in Its Charter)

2759

(Primary Standard Industrial Classification Code Number)

7625 Hamilton Place Drive, Suite 12
Delaware	Chattanooga, Tennessee 37421; (423) 296-8213	95-4675095
(State of Jurisdiction	(Address, and Telephone Number of Principal Executive Offices	(I.R.S. Employer
of Incorporation or	and Principal Place of Business)	Identification
Organization)		Number)

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Charles L. Thompson, CFO

7625 Hamilton Park Drive, Suite 12

Chattanooga, Tennessee 37421

(423) 296-8213

(Name, Address, and Telephone Number of Agent for Service)

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Copies of Communications to:

Frank M. Williams

Miller & Martin PLLC

Suite 1000 Volunteer Building

832 Georgia Avenue

Chattanooga, Tennessee 37402-2289

(423) 785-8206

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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ X ]

CALCULATION OF REGISTRATION FEE

_____________________________________________________________________________________________

Proposed
		Maximum	Proposed
	Amount	Offering Price	Maximum	Amount of
	to be		Aggregate	Registration
Title of Securities to be Registered	Registered	per share(1)	Offering Price	Fee

Common Stock par value $0.001 per	3,565,000 shares	$1.40	$4,991,000	$587
share

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(1)

Calculated pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of common stock on February 25, 2005.

_____________________________________________________________________________________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The purpose of this amendment is to add the delaying amendment language at the bottom of the cover page.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Chattanooga, State of Tennessee, on March 3, 2005.

NEXT, INC.

By:/s/ William B. Hensley III

     William B. Hensley III

     President, Director and

     Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

/s/ William B. Hensley III	President, Director, and Chief Executive Officer	March 3, 2005
William B. Hensley III

/s/ Charles L. Thompson	Executive Vice President, Chief Financial Officer,	March 3, 2005
Charles L. Thompson	and Chief Accounting Officer

/s/ Salvatore Geraci	Director	March 3, 2005
Salvatore Geraci

/s/ Ronald J. Metz	Chairman and Director	March 3, 2005
Ronald J. Metz

/s/ G. Michael Cross	Director	March 3, 2005
G. Michael Cross